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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2000

SERENA SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25285	94-2669809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 CAMPUS DRIVE, 3rd FLOOR, SAN MATEO, CALIFORNIA 94403-2538
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 522-6600

ITEM 7. EXHIBITS

    Exhibit 2.1—StarTool® Asset Purchase Agreement **

** Confidential treatment has been requested with respect to certain portions of this agreement. Such portions were omitted from this filing and filed separately with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SERENA SOFTWARE, INC.
Date: November 22, 2002	By:	/s/ ROBERT I. PENDER, JR. Robert I. Pender, Jr. Vice President, Finance and Administration, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
2.1	StarTool® Asset Purchase Agreement **

**
Confidential treatment has been requested with respect to certain portions of this agreement. Such portions were omitted from this filing and filed separately with the Securities and Exchange Commission.

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SIGNATURES
EXHIBIT INDEX